Exhibit 1.2

Sabre Corporation

6.500% Series A Mandatory Convertible Preferred Stock

Underwriting Agreement

August 19, 2020

Morgan Stanley & Co. LLC

BofA Securities, Inc.

as representatives of the several Underwriters

named in Schedule I hereto,

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Sabre Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (this “Agreement”), to issue and sell to Morgan Stanley & Co. LLC and BofA Securities, Inc. (the “Representatives”) and the underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 3,000,000 shares of the Company’s 6.500% Series A Mandatory Convertible Preferred Stock, liquidation preference $100.00 per share (the “Mandatory Convertible Preferred Stock”) (the “Initial Securities”) and, at the option of the Underwriters, up to an additional 450,000 shares of Mandatory Convertible Preferred Stock (the “Optional Securities” and together with the Initial Securities, the “Securities”) solely to cover over-allotments. The Mandatory Convertible Preferred Stock will be convertible into a variable number of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). Such Common Stock of the Company into which the Securities are convertible is hereinafter referred to as the “Conversion Securities.”

The terms of the Mandatory Convertible Preferred Stock will be set forth in a certificate of designations (the “Certificate of Designations”) to be filed by the Company with the Secretary of State of the State of Delaware as an amendment to the Company’s Amended and Restated Certificate of Incorporation.

1. The Company represents and warrants to, and agrees with each of the Underwriters that:

(a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-224616) in respect of the Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for the purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has been most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”, and the preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”;

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein, it being understood that the only such information furnished by the Representatives on behalf of the Underwriters consists of the information set forth in Section 19 hereof;

(c) For the purposes of this Underwriting Agreement (the “Agreement”), the “Applicable Time” is 5:15 p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein, it being understood that the only such information furnished by the Representatives on behalf of the Underwriters consists of the information set forth in Section 19 hereof;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein, it being understood that the only such information furnished by the Representatives on behalf of the Underwriters consists of the information set forth in Section 19 hereof; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the

Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and any materials or information provided to investors in connection with the marketing of the offering of the Securities, including any road show or investor presentations (whether in person or electronically), when considered with the Pricing Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of the Underwriters expressly for use therein;

(f) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company to require the Company to include such securities with the Securities registered pursuant to the Registration Statement;

(g) Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, assets, financial position, equity or results of operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Registration Statement) or long-term debt (other than as described in the Registration Statement)) of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

(h) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as (i) are described in the Pricing Prospectus; (ii) do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; (iii) secure Sabre GLBL Inc.’s (“Sabre GLBL”) outstanding $530,000,000 in aggregate principal amount of 5.375% Senior Secured Notes due 2023 and related guarantees; (iv) secure Sabre GLBL’s outstanding $500,000,000 in aggregate principal amount of 5.250% Senior Secured Notes due 2023 and the related guarantees; (v) secure Sabre GLBL’s outstanding $775,000,000 in aggregate principal amount of 9.250% Senior Secured

Notes due 2025; or (vi) secure Sabre GLBL’s Amended Credit Agreement; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i) The Company and its subsidiaries have been duly incorporated, formed or organized, as applicable, and each is validly existing as a corporation or other entity in good standing (or the local equivalent) under the laws of the jurisdiction in which it was incorporated, formed or organized, as applicable, with power and authority (corporate or other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation or other form of entity for the transaction of business and is in good standing (or the local equivalent) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or be in good standing (or the local equivalent) would not, individually or the in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j) The Company has an authorized and outstanding capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Securities and the Conversion Securities have been duly and validly authorized for issuance and sale to the Underwriters and are not subject to preemptive or similar rights and will have the rights set forth in the Company’s Certificate of Incorporation (as amended and including the Certificate of Designations) and when issued and delivered in accordance with the provisions of this Agreement will be duly and validly authorized and issued, full paid and non-assessable and will conform in all material respects to the description of the Securities contained in the Pricing Disclosure Package and the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company that are owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Pricing Prospectus;

(k) This Agreement has been duly authorized, executed and delivered by the Company;

(l) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(m) Prior to the date hereof, none of the Company, its subsidiaries or any of their respective affiliates has taken any action which is designed to or which has constituted or which would reasonably have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(n) The issue and sale of the Securities and the issuance of the Conversion Securities upon conversion of the Securities, the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, security agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, including the indenture and other instruments governing Sabre GLBL’s outstanding $530,000,000 in aggregate principal amount of 5.375% Senior Secured Notes due 2023, outstanding $500,000,000 in aggregate principal amount of 5.250% Senior Secured Notes due 2023, and outstanding $775,000,000 in aggregate principal amount of 9.250% Senior Secured Notes due 2025, (B) conflict with or result in any violations of any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries, or (C) conflict with or result in any violations of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C), for such conflicts, breaches, violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities and the issuance of the Conversion Securities upon conversion of the Securities, except for the registration under the Act of the Securities, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, the approval for listing of the Securities and Conversion Securities on the Exchange (as defined herein), the approval of the underwriting terms and arrangements by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and except where the failure to obtain any such consent, approval, authorization, order, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(o) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or similar organizational documents or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, security agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clauses (i) (if such entity is a subsidiary) and (ii), for such violation or default, as applicable, as would not, individually or in the aggregate, result in a Material Adverse Effect;

(p) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Mandatory Convertible Preferred Stock” insofar as such statements purport to constitute a summary of the terms of the Mandatory Convertible Preferred Stock and the Conversion Securities, and insofar as they purport to describe the provisions of the documents referred to therein, under the captions “Material United States Federal Income Tax Considerations” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete summaries in all material respects;

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or adversely affect the consummation of the transactions contemplated in this Agreement; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) The Company is not and, after giving effect to the offering and sale of the Securities as herein contemplated, will not be required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t) The Company maintains a system of internal accounting controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement is accurate to the extent required. Except as disclosed in the Pricing Prospectus, the Company’s internal control over financial reporting is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e)) under the Exchange Act) that comply with the requirements of the Exchange Act and such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company has carried out evaluations of the effectiveness of its disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures are effective;

(w) Ernst & Young LLP, which has audited certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States);

(x) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s knowledge, is threatened or imminent except for such disputes as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(y) Except as set forth in the Pricing Prospectus or would not result in a Material Adverse Effect, (i) the Company and each of its subsidiaries own, possess or otherwise have the right to use sufficient intellectual property rights, including, without limitation, trademarks, service marks, trade names, patent rights, copyrights, trade secrets and all other similar rights (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their business as now conducted and as described in the Pricing Prospectus and the Prospectus and (ii) neither the Company nor any of its subsidiaries has received any written notice of infringements or conflict with asserted Intellectual Property Rights of others in the past two years;

(z) The Company and each of its subsidiaries possess such valid and current certificates, authorizations or permits issued by the appropriate U.S. federal, state or foreign regulatory agencies or bodies necessary to conduct their respective businesses in the manner described in the Pricing Prospectus, except where failure to have such certificates, authorizations or permits would not, individually or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of, or noncompliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect;

(aa) Except as set forth or contemplated in the Pricing Prospectus, (i) the Company and each of its subsidiaries have filed all U.S. federal, state and foreign income and franchise tax returns that are required to be filed through the date of this Agreement or have properly requested extensions thereof, and have paid or reserved for all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them except as may be being contested in good faith and by appropriate proceedings, except where the failure to file such tax returns or pay or reserve for such taxes, assessments, fines and penalties, individually or in the aggregate, would not result in a Material Adverse Effect and (ii) the Company has made adequate charges, accruals and reserves in accordance with U.S. generally accepted accounting principles in its consolidated financial statements contained in the Pricing Prospectus in respect of all U.S. federal, state and foreign income and franchise taxes for all periods as to which the tax liabilities of the Company or any of its subsidiaries has not been finally determined, except where the failure to make such charges, accruals and reserves, individually or in the aggregate, would not result in a Material Adverse Effect;

(bb) The Company and each of its subsidiaries are insured by recognized and financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed reasonably adequate for the conduct of their respective businesses, including, without limitation, policies covering real and personal property owned, leased or operated by them against theft, damage, destruction, acts of vandalism and earthquakes, except where the failure to be so insured, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to (i) renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be reasonably necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect;

(cc) Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries is in violation of any applicable U.S. federal, state, local or foreign law (including common law), regulation, rule, requirement, decision or order relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), natural resources, or wildlife, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport handling, or exposure to, of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, without limitations, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiaries as such business is currently conducted under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any of its subsidiaries received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its subsidiaries is in violation of any Environmental Law; (ii) there is no claim, action or cause of action against the Company or any of its subsidiaries filed with a court or governmental authority, no investigation with respect to which the Company or any of its subsidiaries has received written notice, and no written notice received by the Company or any of its subsidiaries from any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or any of its subsidiaries, now or in the past (collectively, “Environmental Claims”) pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that would reasonably be expected to result in a violation of any Environmental Law that could give rise to liability of the Company or any of its subsidiaries, or form the basis of a potential Environmental Claim against the Company or any of its subsidiaries or any person or entity whose liability for any Environmental Claim the Company or any of its subsidiaries has retained or assumed either contractually or by operation of law;

(dd) The Company and each of its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA), other than a reportable event for which notice has been waived, has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan”; or (ii) Sections 412, 4971, 4975 or 4980B of the Code. With respect to each “employee benefit plan” subject to Title IV of ERISA, there has been no failure to satisfy the minimum funding standard of Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) and no failure to make by its due date a required installment under Section 430(j) of the Code with respect to any “employee benefit plan” or the failure to make any required contribution to a “multiemployer plan” within the meaning of Section 4001(c)(3) of ERISA (“Multiemployer Plan”). The aggregate amount of the underfunding under all “employee benefit plans,” as disclosed in the actuarial valuation report as of December 31, 2019, was approximately $47.5 million. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a determination letter from the Internal Revenue Service stating that it is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification;

(ee) Except as provided pursuant to any indebtedness of the Company and its subsidiaries described under the caption “Description of Indebtedness” in the Pricing Prospectus and the Prospectus, as of the date hereof and the Time of Delivery, no subsidiary of the Company is or will be prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(ff) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities;

(gg) Since the date of the most recent balance sheet of the Company included or incorporated by reference in the Pricing Prospectus, (i) the Company has not been advised of or become aware of (A) any material weaknesses or significant deficiencies (both within the meaning of Rule 1-02 of Regulation S-X under the Act) in the design or operation of internal controls, that could adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data or any other material weaknesses or significant deficiencies in internal controls, or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries and (ii) there have been no changes in internal controls or in other factors that could materially affect internal controls, including any corrective actions with regard to material weaknesses and significant deficiencies;

(hh) The historical financial statements included or incorporated by reference in the Pricing Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Such historical financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States, applied on a consistent basis throughout the periods involved. The pro forma financial information and related notes thereto included or incorporated by reference in the Pricing Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Pricing Prospectus;

(ii) Neither the Company, nor any of its subsidiaries or controlled affiliates, nor, to the knowledge of the Company, any of the directors, officers, employees, non-controlled affiliates or agents of the Company or representatives of the Company, its subsidiaries or its affiliates or other person associated with or acting on behalf of the Company or any of their subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the U.K. Bribery Act of 2010, or any other applicable anti-bribery or anti-corruption law, including, without limitation, (i) taken any unlawful action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (ii) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (iii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iv) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions; (v) violated or is in violation of any provision of the Bribery Act 2010 of the United Kingdom; or (vi) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries have instituted and maintain and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with applicable anti-corruption laws and with the representation and warranty contained herein. Neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of any applicable anti-corruption laws. “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder;

(jj) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of all jurisdictions where the Company and its subsidiaries conduct business, the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of their subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(kk) None of the Company, nor any of its subsidiaries or affiliates, nor any of their respective directors or officers, nor to the knowledge of the Company, any of the employees of the Company is, or is controlled by an entity (“Person”) that is, (i) a person or entity with whom dealings are currently prohibited, or that is currently the target or subject under any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions that broadly prohibit dealing with that country or territory (including without limitation, Crimea, Cuba, Iran, North Korea and Syria). The

Company will not, directly or indirectly, use the proceeds of the offering and sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund or facilitate any activities of or business with any Person that, at the time of such funding or facilitation, is the subject or target of Sanctions, or is in Cuba, Iran, Syria, North Korea, Crimea, or in any other country or territory, that, at the time of such funding or facilitation, is the subject or target of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering and sale of the Securities, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in any dealings or transactions with any Person that, at the time of such dealing or transaction, is or was the subject or target of Sanctions or with or in any country or territory that is or was the target or subject of Sanctions, except as otherwise permitted under applicable law, regulation, exemption or exception. To the best knowledge and belief of the Company, the Company and its subsidiaries are in compliance with all applicable Sanctions, except such failure to comply as would not reasonably be expected to have a Material Adverse Effect on the Company, and no action, suit, proceeding or investigation by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect Sanctions is pending or, to the best knowledge and belief of the Company, threatened;

(ll) The Company is and its subsidiaries are, and immediately after the Time of Delivery will be, Solvent (as defined below). As used herein, the term “Solvent” means, with respect to each of the Company and its subsidiaries on a particular date, that on such date: (i) the fair market value of its assets is greater than the total amount of its liabilities (including contingent liabilities); (ii) the present fair salable value of its assets is greater than the amount that will be required to pay the probable liabilities on its debts as they become absolute and matured; (iii) it is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (iv) such person does not have unreasonably small capital; provided, that for purposes of this definition, any intercompany indebtedness will be disregarded;

(mm) Except as publicly disclosed, (A)(I) to the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data and data-bases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any governmental or regulatory authority and (II) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (B) the Company and its subsidiaries are presently in substantial compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (C) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards that, to the Company’s knowledge, are adequate to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards;

(nn) Upon issuance of the Securities in accordance with this Agreement and the Certificate of Designations, the Securities will be convertible into the Conversion Securities in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations; a number of Conversion Securities (the “Maximum Number of Conversion Securities”) equal to the sum of (x) the product of (i) the actual number of Securities issued and sold hereunder, and (ii) the initial Maximum Conversion Rate (as such term is defined in the Time of Sale Prospectus) and (y) the product of (i) the actual number of Securities issued and sold hereunder, and (ii) the maximum number of shares of Common Stock that would be added to the Conversion Rate (as such term is defined in the Time of Sale Prospectus) assuming (A) the Issuer paid no dividends on the Securities prior to the Mandatory Conversion Date (as such term is defined in the Time of Sale Prospectus); (B) the Floor Price (as such term is defined in the Time of Sale Prospectus) is greater than 35 % of the relevant Average Price (as such term is defined in the Time of Sale Prospectus); and (C) no adjustments are made to the Floor Price before the Mandatory Conversion Date pursuant to the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations, has been duly authorized and, upon issuance of such Securities pursuant hereto, will be reserved for issuance by all necessary corporate action of the Issuer; all Conversion Securities, when issued upon such conversion or delivery (as the case may be) in accordance with the terms of the Mandatory Convertible Preferred Stock set forth in the Certificate of Designations, will be duly authorized, validly issued, fully paid and nonassessable, will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus and will not be subject to any preemptive or similar rights under the Delaware General Corporation Law, the Certificate of Incorporation (as amended) or any agreement to which the Company is a party;

(oo) The Certificate of Designations will have been duly authorized, executed and delivered by the Company and duly filed with the Secretary of State of the State of Delaware on or before the Closing Date. The holders of the Mandatory Convertible Preferred Stock will have the rights set forth in the Certificate of Designations upon filing of the Certificate of Designations with the Secretary of State of the State of Delaware;

(pp) The Company will use commercially reasonable efforts to list, subject to notice of issuance if applicable, the Securities and a number of Conversion Securities equal to the Maximum Number of Conversion Securities on the Exchange for trading on such exchange as promptly as practicable after the date hereof;

(qq) Beginning on the Closing Date and continuing through September 1, 2023, the Company will reserve and keep available at all times, free of preemptive or similar rights, a number of Conversion Securities equal to at least the Maximum Number of Conversion Securities;

(rr) The Company has not alone engaged in any Testing-the-Waters Communication with any person and has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act, including those listed on Schedule II(a) hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Act;

(ss) As of the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers, none of (i) the Pricing Prospectus, (ii) any free writing prospectus, when considered together with the Pricing Prospectus, and (iii) any individual Testing-the-Waters Communication, when considered together with the Pricing Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(rr) The interactive data in eXtensible Business Reporting Language, if any, included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto to the extent required.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees, to sell to the Underwriters, and each of the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price per share of $96.75 (the “Purchase Price”), the number of Initial Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the option to purchase Optional Securities as provided below, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same Purchase Price, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Optional Securities (the “Option Purchase Price”), the date of the First Time of Delivery (as defined in Section 4 hereof) to, but excluding, the date of the applicable subsequent Time of Delivery (as defined in Section 4 hereof), that portion of the aggregate number of Optional Securities as to which such election shall have been exercised, determined by multiplying such aggregate number of Optional Securities by a fraction, the numerator of which is the maximum number of Initial Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum aggregate number of Initial Securities that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their option up to an additional 450,000 shares of Mandatory Convertible Preferred Stock solely to cover over-allotments, at the Option Purchase Price. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives on behalf of the

Underwriters to the Company, setting forth the number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than three or later than ten New York Business Days after the date of such notice; provided, however, that, notwithstanding anything to the contrary in this Section 2, in all cases such date of delivery will be within a period of thirty calendar days from, and including, the date of the First Time of Delivery. As used in this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close

3. Upon the authorization by you of the release of the Securities, the Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The time and date for the payment of the Purchase Price for the Initial Securities shall be 9:00 a.m., New York City time, on August 25, 2020 (the “Closing Date”) or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Optional Securities, 9:00 a.m., New York City time, on the date specified by the Representatives in the written notice of any election to purchase such Optional Securities, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Initial Securities is herein called the “First Time of Delivery” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Initial Securities and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered via electronic mail at each Time of Delivery. Prior to 5:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, the final drafts of the documents to be delivered pursuant to the preceding sentence will be available via electronic mail for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with the Underwriters:

(a) To prepare the Prospectus in a form reasonably approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any preliminary prospectus or other prospectus relating to the Securities or Conversion Securities suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by any Underwriter, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form satisfactory to the Representatives. If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form satisfactory to the Representatives and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Securities and/or Conversion Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities and the Conversion Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any jurisdiction in which it is not otherwise subject to taxation on the date hereof;

(e) Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish each Underwriter with an electronic copy of the Prospectus, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to the Underwriters and to any dealer in securities (whose name and address the Representatives shall furnish to the Company) an electronic copy of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at

(f) any time nine months or more after the time of issue of the Prospectus, upon such Underwriter’s request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as it may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(g) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(h) That, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”),(i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The restrictions contained in the foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) the concurrent offering by the Company of up to 41,071,429 shares of the Company’s Common Stock, and the filing of a registration statement, including any amendments thereto, with respect to the registration of such Common Stock, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Pricing Prospectus and Prospectus, (D) securities issued pursuant to any of the Company’s equity incentive plans described in the Registration Statement and the Prospectus or upon the exercise of stock options, the vesting of restricted stock units or the issuance of performance shares granted thereunder, (E) shares of Common Stock issued pursuant to the Company’s stock incentive plans, 401(k) plans and retirement savings plans referenced in the Registration Statement and the Final Prospectus Supplement or (F) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act, for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period;

(i) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or 15(d) of the Exchange Act, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company may satisfy the requirements of this subsection (h) by electronically filing such reports, financial statements or information through EDGAR;

(j) To use its reasonable best efforts to list for trading as promptly as is practicable after the date hereof, the Securities and the Conversion Securities on The Nasdaq Global Select Market (the “Exchange”)

(k) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act; and

(l) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and the Underwriters represent and agree that, without the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriter is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the applicable conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Representatives expressly for use therein.

7. The Company covenants and agrees with the Representatives that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers, along with the document production charges and expenses associated with printing this Agreement; (ii) the cost of printing or producing any agreement for the Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Securities and the

Conversion Securities on the Exchange and any stock transfer taxes on resale of any Securities or Conversion Securities by the Underwriters; (v) the filing fees incident to, and the reasonable fees and disbursements of one counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Securities (provided, however, that such fees and disbursement of the counsel for the Underwriters pursuant to clauses (iii) and (v) shall not exceed $25,000); (vi) all expenses incurred by the Company in connection with any “road show” presentation to potential investors, other than the cost associated with any (A) charter aircraft used, (B) hotel accommodations and (C) ground transportation, in each case in connection with any “road show” presentation; (vii) the cost of preparing stock certificates; if applicable; (viii) the cost and charges of any transfer agent or registrar; (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 7 and (x) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon. It is understood, however, that the Company shall bear, and the Underwriters shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Securities pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

8. The obligations of the Representatives hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed in all material respects, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, and their negative assurance letter, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) (i) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, and their negative assurance letter, in form and substance satisfactory to you;

(ii) Young Conaway Stargatt & Taylor, LLP, Delaware counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(d) On the date of the Prospectus, at 10:00 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock (other than as a result of the exercise of stock options, exercise of stock appreciation rights, the vesting of restricted stock units or the granting or forfeiture of stock options, restricted stock units or other equity awards in the ordinary course of business pursuant to the Company’s equity incentive plans, in each case that are described in the Registration Statement) or long-term debt (other than borrowings, if any, under the Credit Facility (as defined in the Registration Statement)) of the Company or any of its subsidiaries or any change or development, that would reasonably be expected to result in a Material Adverse Effect, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus;

(f) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United

States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h) The Securities to be sold at the Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Representatives and Latham & Watkins LLP, counsel to the Underwriters, executed copies of an agreement from certain directors and executive officers of the Company listed on Schedule III hereto, substantially in the form set forth in Annex I hereto;

(j) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the second New York Business Day succeeding the date of this Agreement;

(k) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance in all material respects by the Company of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8;

(l) [Reserved];

(m) The Company shall have furnished or caused to be furnished to the Underwriters and Latham & Watkins LLP, counsel for the Underwriters, a certificate from its transfer agent stating the number of authorized, issued and outstanding shares of Common Stock;

(n) On the date of the Prospectus and also at the Time of Delivery, the Underwriters shall have received a written certificate executed by the Chief Financial Officer of the Company, certifying certain data presented in the Registration Statement, Pricing Prospectus or Prospectus, dated the respective dates of delivery, in a form and substance satisfactory to you;

(o) The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware and the Company shall have delivered evidence of such filing to the Representatives in form and substance reasonably satisfactory to the Representatives;

(p) During the period from and including the date hereof through and including the earlier of (a) the purchase by the Underwriters of all of the Optional Securities and (b) the expiration of the Underwriters’ option to purchase Optional Securities, the Company will not do or authorize or cause any act or thing that would result in an adjustment of the conversion rate of the Mandatory Convertible Preferred Stock; and

(q) In the event that the Underwriters exercise their option provided in Section 4 hereof to purchase all or any portion of the Optional Securities, the representations and warranties of the Company contained herein shall be true and correct as of such Time of Delivery and the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the Underwriters shall have received;

(i) The Company shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery, as to the performance in all material respects by the Company of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8:

(ii) If requested by the Underwriters, Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to you and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(iii)

(a) If requested by the Underwriters, Cleary Gottlieb Steen & Hamilton LLP, counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(b) If requested by the Underwriters, Young Conaway Stargatt & Taylor, LLP, Delaware counsel for the Company, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you;

(iv) If requested by the Underwriters, Ernst & Young LLP shall have furnished to you a letter, in form and substance satisfactory to you; and

(v) If requested by the Underwriters, the Company shall have furnished to you a bring-down letter of the Chief Financial Officer of the Company, certifying certain data presented in the Registration Statement, Pricing Prospectus or Prospectus.

9. (a) The Company will indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities, including any road show or investor presentations made to investors by the Company, or any Testing-the-Waters Communication listed on Schedule II(b) hereto, an Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Underwriters for any legal or other expenses (including the fees and disbursements of counsel chosen by the Representatives) reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (b) below.

(b) Each Underwriter, severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein, it being understood that the only such information furnished on behalf of any Underwriter consists of the information set forth in Section 19 hereof; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. An indemnifying party shall not be required to indemnify an indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment;

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters, on the other hand, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, as the case may be, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, as the case may be, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, as the case may be, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, as the case may be, on the one hand or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred and documented by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Underwriters and each person, if any, who controls the Underwriters within the meaning of the Act and each affiliate of the Underwriters; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Time of Delivery shall be postponed for such period, not exceeding five New York Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. If this Agreement shall be terminated (other than by operation of Section 8(g)(i), (iii), (iv) or (v)) any Securities are not delivered by the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including reasonably incurred and documented fees and disbursements of counsel for the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, you shall act on behalf of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department or BofA Securities, Inc., One Bryant Park New York, NY 10036, Facsimile: (646) 855-3073, Attention: Syndicate Department, with a copy to: Facsimile: (212) 230-8730, Attention: ECM Legal and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: General Counsel and Corporate Secretary; provided further that notices under subsection 5(g) shall be in writing, and if to the Underwriter shall be delivered or sent by mail. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington D.C. is open for business.

17. The Company acknowledges and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction the Underwriters are acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters with respect to the subject matter hereof.

19. The parties hereto acknowledge and agree that the only information provided by the Underwriters to the Company specifically for use in the Registration Statement, Pricing Disclosure Package or Prospectus shall be (i) the offering price set forth on the cover page of the Prospectus, (ii) the last sentence of text set forth on the cover page of the Prospectus concerning the expected delivery date of the Mandatory Convertible Preferred Stock, (iii) the names set forth on the cover page of and in the table following the first paragraph of text under the heading “Underwriting” in the Pricing Prospectus and Prospectus and (iv) the third, eleventh and thirteenth paragraphs under the heading “Underwriting” in the Pricing Prospectus and Prospectus.

20. THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. The Company agrees that any suit or proceeding arising in respect of this Agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

21. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

23. (a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any and all persons the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means U.S. federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

25. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of the Underwriters is pursuant to the authority set forth in a form of Agreement among the Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

Sabre Corporation

By:	/s/ Brian S Evans
Name: Brian S Evans
Title: VP, Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Morgan Stanley & Co. LLC

By:	/s/ Jeff Montero
Name: Jeff Montero
Title: Executive Director

On behalf of each of the Underwriters

BofA Securities, Inc.

By:	/s/ Kevin P. Morrison
Name: Kevin P. Morrison
Title: Managing Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares of Mandatory Convertible Preferred Stock to be Purchased
Morgan Stanley & Co. LLC	825,000
BofA Securities, Inc.	735,000
Goldman Sachs & Co. LLC	390,000
Mizuho Securities USA LLC	210,000
Citigroup Global Markets Inc.	90,000
Wells Fargo Securities, LLC	210,000
Deutsche Bank Securities Inc.	180,000
PNC Capital Markets LLC	120,000
MUFG Securities Americas Inc.	120,000
TPG Capital BD, LLC	90,000
ING Financial Markets LLC	30,000
Total	3,000,000

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

None.

(b)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

Testing-the-waters roadshow presentation.

SCHEDULE III

Name	Title
Doug Barnett	CFO, EVP
Jami Kindle	SVP, Financial Controlling
J. Wade Jones	EVP, Chief Product Officer
Roshan Mendis	CCO Travel Solutions
Steve Menke	CEO
David D Moore	EVP Global Product Development
Karl Peterson	Chairman
David Shirk	President Travel Solutions
Cem Tanyel	EVP & Chief Services Officer Travel Solutions
Shawn Williams	Chief People Officer

ANNEX I

FORM OF LOCK-UP AGREEMENT

Morgan Stanley & Co. LLC

BofA Securities, Inc.

As representatives (the “Representatives”) of

the several Underwriters named in Schedule I to the

Underwriting Agreement referred to below

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Re: Sabre Corporation—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you propose to enter into an Underwriting Agreement, dated August 19, 2020 (the “Underwriting Agreement”), with Sabre Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of Mandatory Convertible Preferred Stock (the “Securities”), convertible into common stock, par value $0.01 per share (the “Common Stock”), of the Company. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Underwriting Agreement.

In consideration of the agreement by you to offer and sell the Securities, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the Public Offering and continuing to and including the date that is 60 days after the date of such final Prospectus (the “Lock-Up Period”), the undersigned will not, and will not publicly disclose an intention to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock, or any options or warrants to purchase any Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”). In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley & Co. LLC and BofA Securities, Inc., it will not, during the Lock-Up Period, make any demand for or exercise any right (other than “piggyback” registration rights) with respect to the registration of any Common Stock, or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in or entering into any hedging, swap or other agreement or transaction that is designed to result in, or that reasonably could be expected to lead to or result in, a sale or disposition, in whole or in part, directly or indirectly, of the economic consequence of ownership of the Undersigned’s Common Stock even if such Common Stock would be disposed of by someone other than the undersigned. Such prohibited hedging, swap or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Common Stock in any of the following cases; provided that (1) in the case of the transfers described in any of clauses (i), (ii), (iii), (iv), (v) and (xii), you receive a signed lock-up agreement for the balance of the Lock-Up Period from each donor, trustee, distributee, transferee, nominee or custodian, as the case may be, and such transfer shall not constitute a disposition for value, and (2) the undersigned does not voluntarily effect any public filing or report, and no such public filing or report is required, regarding such transfers, other than, in the case of the transfers described in any of clauses (vi) through (xi), filings on one or more Forms 4 pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended or Form 144 under the Securities Act, in each case that include in an explanatory footnote the reason for such transfer:

(i)	as a bona fide gift or gifts;

(ii)

to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	to any immediate family of the undersigned;

(iv)	to any investment fund or other entity controlled or managed by the undersigned;

(v)	by will or intestacy or by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(vi)

pursuant to any contract, instruction or plan in accordance with Rule 10b5-1(c)(1)(i)(B) (“10b5-1 Plan”) of the Exchange Act that has been established prior to the date hereof; provided, that no amendments or other modifications are made to such plans that would provide for the transfer of Common Stock during the Lock-Up Period;

(vii)

resulting from the forfeiture, cancelation, withholding, surrender or delivery of the Undersigned’s Common Stock to the Company to satisfy any income, employment or social security tax withholding or remittance obligations in connection with the vesting during the Lock-Up Period of any restricted stock unit, restricted stock, performance contingent stock, stock options, warrants or other equity interests;

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(viii)	to the Company or its subsidiaries upon death, disability or termination of employment, in each case, of the undersigned;

(ix)

to the Company or its subsidiaries (a) in connection with the exercise or vesting of outstanding stock options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests granted pursuant to the Company’s equity incentive plans that the Board of Directors have approved, which are disclosed in the Registration Statement, Time of Sale Prospectus and Prospectus, including transfers deemed to occur upon the “net” or “cashless” exercise of options, or (b) for the sole purpose of paying the exercise price of such stock options, warrants, restricted stock units or other equity interests or for satisfying any tax or other governmental withholding obligation (including estimated taxes) due as a result of the exercise or vesting of such stock options, warrants, restricted stock units, restricted stock, performance contingent stock or other equity interests or as a result of the vesting of Common Stock under restricted stock awards pursuant to the Company’s employee benefit plans;

(x)

pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of Common Stock involving a “change of control” (as defined below) of the Company, provided that if such transaction is not consummated, the Undersigned’s Common Stock shall remain subject to the restrictions set forth herein;

(xi)	as required by applicable law or pursuant to an order of a court or regulatory agency of competent jurisdiction;

(xii)	to a nominee or custodian of a person or entity to whom transfer would be otherwise be permissible under clauses (i) through (v) of this Lock-Up Agreement; or

(xiii)	with the prior written consent of Morgan Stanley & Co. LLC and BofA Securities, Inc.

As used herein, “change of control” shall mean the consummation of any bona fide third-party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company, occurring after the consummation of the Public Offering.

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In addition, the undersigned may establish a 10b5-1 Plan, provided that such plan does not provide for any transfer of Common Stock during the Lock-Up Period. To the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of common stock may be made under such plan during the restricted period. The undersigned now has and, except in the case of any transfer of the Undersigned’s Common Stock in compliance with the foregoing restrictions, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Common Stock except in compliance with the foregoing restrictions.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice, nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Securities, and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Securities at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature Page Follows]

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The undersigned understands that the Company and you are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. The undersigned understands that, if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall automatically be released from all obligations under this Lock-Up Agreement.

Very truly yours,

Name:
Title:

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